CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2006, relating to the financial statements of Interchange Financial Services Corporation, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Interchange Financial Services Corporation for the year ended December 31, 2005.


/s/Deloitte & Touche LLP
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New York, New York
April 21, 2006